EMPLOYMENT AGREEMENT

This Employment Agreement, dated August 5, 1994, is between MENTOR O & O, INC. ("COMPANY"), a Massachusetts corporation with its executive offices at 5425 Hollister Avenue, Santa Barbara, California 93111, and WILLIAM M. FREEMAN ("EMPLOYEE") of 26091 Paseo Minero, San Juan Capistrano, California 92675.

     RECITALS

     COMPANY is in the business of manufacturing and selling medical devices and products, including ophthalmology products. EMPLOYEE has experience in this business and possesses valuable skills and experience, and unique, personal knowledge about the operations of this business. EMPLOYEE is willing to be engaged by COMPANY and COMPANY is willing to engage EMPLOYEE in an executive capacity responsible for the general operations of the COMPANY, upon the terms and conditions set forth in this Agreement.


     AGREEMENT

     EMPLOYEE and COMPANY, intending to be legally bound, agree as follows:


1.   SERVICES

     1.1 General Services.

         1.1.1 COMPANY shall employ EMPLOYEE as President. EMPLOYEE shall perform the duties customarily performed by one holding such position in a similar business as that engaged in by COMPANY and shall also render such other, different and/or new services and duties as may be assigned to EMPLOYEE by COMPANY from time to time (hereinafter referred to as "Services"). EMPLOYEE shall be responsible for COMPANY's operations including, but not limited to, management, sales, marketing, manufacturing, and research and development activities. EMPLOYEE shall report directly to the Chairman of the Board of Directors of COMPANY (or to such other person designated by the Chairman) and to the President and Chief Operating Officer of Mentor Corporation, the COMPANY's parent corporation ("PARENT"). EMPLOYEE shall serve at the pleasure of COMPANY's Board of Directors.

         1.1.2 As President of COMPANY, EMPLOYEE shall also be an officer of PARENT. In such capacity, EMPLOYEE shall serve at the pleasure of PARENT's Board of Directors. EMPLOYEE shall serve in this further capacity without further compensation.

         1.1.3 EMPLOYEE shall devote his entire productive business time, ability and attention to the business of COMPANY during the term of this Agreement. EMPLOYEE shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of COMPANY. The foregoing is not intended to restrict EMPLOYEE's ability to enter into passive investments which do not compete in any way with COMPANY's business.

         1.1.4 EMPLOYEE hereby represents that the services to be performed by EMPLOYEE pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. EMPLOYEE therefore expressly agrees that COMPANY, in addition to any other rights or remedies which it may possess, shall be entitled to injunction and other equitable relief to prevent a breach of this Agreement by EMPLOYEE.

     1.2 Best Efforts. EMPLOYEE shall serve COMPANY faithfully and to the best of EMPLOYEE's ability. EMPLOYEE shall use EMPLOYEE's best efforts to perform the Services. EMPLOYEE shall act at all times according to what EMPLOYEE reasonably believes is in the best interests of COMPANY.

     1.3 Corporate Authority. EMPLOYEE, as an executive officer, shall comply with all laws and regulations applicable to EMPLOYEE as a result of this Agreement including, but not limited to, the Securities Act of 1933 and Securities Act of 1934. Prior to the execution of this Agreement, EMPLOYEE has received and reviewed COMPANY's and PARENT's Policies and Procedures and COMPANY's and PARENT's Employee Handbook. EMPLOYEE shall comply with COMPANY's and PARENT's Policies and Procedures, and practices now in effect or as later amended or adopted by COMPANY.

2. TERM

This Agreement shall commence upon the execution of this Agreement and continue until terminated as provided in Section 4 of this Agreement. EMPLOYEE's commencement date shall be on or before September 1, 1994.

3. COMPENSATION AND BENEFITS

     3.1 Compensation. EMPLOYEE's total compensation consists of base salary, bonus potential, stock options, and medical and other benefits generally provided to employees of COMPANY. Any compensation paid to EMPLOYEE shall be pursuant to COMPANY's policies and practices for exempt employees and shall be subject to all applicable taxes with deductions made as required by state and federal laws. Compensation provided in this Agreement is full payment for Services and EMPLOYEE shall receive no additional compensation for extraordinary services unless otherwise authorized.

         3.1.1  For the  first  year of this  Agreement,  COMPANY  agrees to pay
         EMPLOYEE  a  base  salary  of  One  Hundred  Fifty   Thousand   Dollars
         ($150,000).

         3.1.2 EMPLOYEE shall also be entitled to a bonus with potential of up to forty percent (40%) of base salary calculated on a fiscal year basis (Fiscal Year Ending March 31, 1995) provided mutually designated objectives are attained and subject to approval by PARENT's Compensation Committee and Board of Directors. Based on EMPLOYEE's start date, the maximum bonus for which EMPLOYEE will be eligible for FYE 1995 will be Thirty Five Thousand Dollars ($35,000). COMPANY guarantees a minimum bonus for FYE 1995 in the amount of Twenty Thousand Dollars ($20,000).

         3.1.3 At the next regularly scheduled meeting of the Board of Directors of PARENT, EMPLOYEE shall be granted a option for Fifteen Thousand (15,000) shares of PARENT's common stock subject to a four (4) year vesting schedule one (1) year after grant and expiring ten (10) years thereafter and otherwise in accordance with the Mentor Corporation 1991 Stock Option Plan ("Plan"), and as amended from time to time. EMPLOYEE shall execute the Option Agreement and otherwise comply with the terms of the Plan with regard to the options being granted by this Agreement.

         3.1.4 Thereafter, EMPLOYEE's compensation shall be fixed annually by the Compensation Committee of PARENT's Board of Directors.

     3.2 Business Expenses. COMPANY shall reimburse EMPLOYEE for business expenses reasonably incurred in performing Services according to PARENT's Expense Reimbursement Policy.

     3.3 Relocation Expenses. COMPANY shall reimburse EMPLOYEE for relocation expenses, whether or not deductible pursuant to state of federal income tax laws. Relocation expenses shall be limited to reasonable expenses for real estate commissions incurred upon the sale of EMPLOYEE's primary residence, house-hunting trips, physical moving expenses, closing costs and fees not to exceed One and one-half (1.5) mortgage points, temporary living expenses in the Santa Barbara area for up to three (3) months, and other reasonable out of pocket expenses (other than home decorating expenses, differences in mortgage rates, costs of comparable housing, etc.). COMPANY will reimburse EMPLOYEE for state and federal income taxes EMPLOYEE would not otherwise have incurred attributable to the receipt of Relocation Expenses as provided in this Section 3.3 (generally referred to as reimbursement on a "gross-up" basis).

     3.4 Additional Benefits. COMPANY shall provide EMPLOYEE those additional benefits normally granted by COMPANY to its employees subject to eligibility requirements applicable to each benefit. COMPANY has no obligation to provide any other benefits unless provided for in this Agreement. Currently COMPANY provides major medical, dental, and vision benefits and eligibility to participate in the PARENT's 401(k) plan.

     3.5 Vacation. EMPLOYEE will accrue vacation equal to fifteen (15) days per year during the first five (5) years of service. Thereafter, vacation shall accrue at twenty (20) days per year. The time or times for such vacation shall be selected by EMPLOYEE and approved by the Chairman of the Board of Directors of COMPANY.

     3.6 Automobile Expense. COMPANY will permit EMPLOYEE to select a business automobile (e.g., four-door sedan) for lease by the COMPANY or PARENT with lease payments not to exceed Five Hundred Fifty Dollars ($550.00) per month in addition to associated automobile and insurance payments.

4. TERMINATION

     4.1 Termination. This Agreement and the employment relationship between COMPANY and EMPLOYEE may be terminated as follows:

         4.1.1 This Agreement shall terminate upon EMPLOYEE's death.

         4.1.2 COMPANY may, at its option, either suspend compensation payments or terminate this Agreement if EMPLOYEE is Disabled. If COMPANY suspends compensation payments, COMPANY shall resume compensation payments when EMPLOYEE resumes performance of the Services. If COMPANY elects to terminate this Agreement, it must first give EMPLOYEE three
         (3) days advance written notice. (For the purpose of this Agreement, "Disabled" means that EMPLOYEE is incapable of performing the Services because of accident, injury, or physical or mental illness for thirty
         (30) consecutive days, or is unable or shall have failed to perform the Services for a total period of sixty (60) days, regardless of whether such days are consecutive).

         4.1.3 If COMPANY discontinues operating its business, this Agreement shall terminate as of the last day of the month on which COMPANY ceases its operations with the same effect as if that last date were originally established as the termination date of this Agreement.

         4.1.4 COMPANY may terminate this Agreement without advance notice for Cause. For the purpose of this Agreement, "Cause" shall mean any failure to comply in any material respect with this Agreement; personal or professional misconduct by EMPLOYEE (including, but not limited to, criminal activity or gross or willful neglect of duty); breach of EMPLOYEE's fiduciary duty to COMPANY and/or PARENT as an officer of both, conduct which threatens public health or safety, or threatens to do immediate or substantial harm to COMPANY's business or reputation; or any other misconduct, deficiency, failure of performance, breach or default, reasonably capable of being remedied or corrected by EMPLOYEE, which EMPLOYEE fails to correct after having been given thirty (30) days written notice thereof. COMPANY's exercise of its right to terminate under this section shall be without prejudice to any other remedy that COMPANY may be entitled to at law, in equity, or under this Agreement.

         4.1.5 This Agreement and employment relationship is terminable by either party, with or without cause, at any time by giving the other party thirty (30) days advance written notice. Nothing in this Agreement or any other document provided by COMPANY is intended to be, nor should it be, construed as a guarantee that employment or any benefit will be continued for any period of time. All employees of COMPANY are employees at will and, as such, are free to resign at any time. COMPANY, likewise, retains the right to terminate the employment of any employee, including EMPLOYEE, with or without cause.

     4.2  EMPLOYEE's Rights Upon Termination

         4.2.1 Upon  death or  Disability  of  EMPLOYEE,  COMPANY  shall have no
         further   obligation  to  EMPLOYEE  under  this  Agreement   except  to
         distribute to EMPLOYEE's estate or designated beneficiary any unpaid compensation and reimbursable expenses earned by EMPLOYEE prior to EMPLOYEE's death or date of termination.

         4.2.2 Upon termination of EMPLOYEE's employment by COMPANY without cause pursuant to Section 4.1.5, COMPANY shall have no further obligation to EMPLOYEE under this Agreement except to distribute to
         EMPLOYEE:

               i. Any compensation and reimbursable expenses owed by COMPANY through the termination date; and

               ii. Severance compensation totaling three (3) months base pay plus one (1) month base pay for each complete year of EMPLOYEE's service with COMPANY, determined at EMPLOYEE's then current rate of base pay. No Severance compensation shall be owing pursuant to this paragraph unless EMPLOYEE concurrently executes PARENT's standard form release of all claims against COMPANY and PARENT. Severance compensation pursuant to this paragraph shall be in lieu of any other severance benefit to which EMPLOYEE would otherwise be entitled under COMPANY's policies in effect on the date of execution of this Agreement. Severance compensation shall be paid upon termination of EMPLOYEE's employment and in one lump sum payment at the date of termination.

         4.2.3 Upon  termination of EMPLOYEE's  employment for Cause pursuant to
         Section 4.1.4, COMPANY shall have no further obligation to EMPLOYEE under this Agreement except to distribute to EMPLOYEE:

               i. Any compensation and reimbursable expenses owed by COMPANY through the termination date; and

               ii. Severance compensation as provided for in the COMPANY's Severance Policy, if any.

5. COVENANTS

     5.1 Nondisclosure and Invention Assignment. EMPLOYEE acknowledges that, as a result of performing the Services, EMPLOYEE shall have access to confidential and sensitive information concerning COMPANY's and PARENT's business including, but not limited to, their business operations, sales and marketing data, and manufacturing processes. EMPLOYEE also acknowledges that in the course of performing the Services, EMPLOYEE may develop new product ideas or inventions as a result of COMPANY's information. Accordingly, to preserve COMPANY's confidential information and to assure it the full benefit of that information, EMPLOYEE shall simultaneously execute the COMPANY's standard form of Employee Confidentiality Agreement attached hereto as Exhibit A. The Employee Confidentiality Agreement is incorporated herein by this reference.

     5.2 Covenant Not to Compete. EMPLOYEE shall abide by the following covenant not to compete if COMPANY, at its option upon the termination of this Agreement, exercises this Covenant Not to Compete. COMPANY shall notify EMPLOYEE within ten (10) days of the termination of this Agreement of its intention to exercise this option and make an additional payment to EMPLOYEE of six (6) months base pay determined at EMPLOYEE's then current rate of pay. EMPLOYEE agrees that for a period of two (2) years following the termination of this Agreement, he shall not directly or indirectly for EMPLOYEE, or as a member of a partnership, or as an officer, director, stockholder, employee, or representative of any company, engage, directly or indirectly, in any business activity which is the same or similar to work engaged in by EMPLOYEE as EMPLOYEE of COMPANY within the same geographic territory as EMPLOYEE's work for COMPANY and which is directly competitive with the business conducted or to EMPLOYEE's knowledge, contemplated by COMPANY at the time of termination of this Agreement.

6. ASSIGNMENT

Neither party may assign or otherwise dispose of its rights or obligations under this Agreement without the prior written consent of the other party except as provided in this section. COMPANY may assign and transfer its interest in this Agreement to its successor in interest who assumes COMPANY's obligations under this Agreement and in the event of a merger or consolidation of COMPANY with any other corporation, the sale by COMPANY of a major portion of its assets or its business and goodwill, or any other corporate reorganization involving COMPANY or PARENT.

7.  RESOLUTION OF DISPUTES

     7.1 Arbitration. Any dispute arising out of or in connection with this Agreement or in any way relating to the employment of EMPLOYEE by COMPANY shall be arbitrated according to the American Arbitration Association's rules, excepting that (i) the arbitrator/s shall furnish the parties with a written decision setting forth findings of fact, conclusions of law, and order; and (ii) the arbitration panel shall be composed of persons who are knowledgeable in such matters if the issue in dispute involves matters of patents, licensing, or technology.

     7.2 Specifically Enforceable. This agreement to arbitrate shall be specifically enforceable, and any award or order rendered in any proceeding under this section shall be final and specifically enforced by any court of competent jurisdiction. In addition to any monetary award that may be given, the arbitrators may order a party to perform any act required by this Agreement or to refrain from performing any act contrary to this Agreement.

     7.3 Venue. The venue for any such proceeding shall be Santa Barbara County, California.

     7.4 Costs and Fees. Each party shall initially bear its own costs and expenses in any arbitration proceeding; however, costs and reasonable attorneys' fees shall be awarded to the prevailing party and paid by the losing party.

8. GENERAL PROVISIONS

     8.1 Notices. Notice under this Agreement shall be sufficient only if personally delivered by a major commercial paid delivery courier service or mailed by certified or registered mail (return receipt requested) to the other party at its address set forth in the signature block below. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail.

     8.2 Entire Agreement. With respect to its subject matter, namely, the employment by COMPANY of EMPLOYEE, this Agreement contains the entire understanding between the parties, and supersedes any prior agreements, understandings, and communications between the parties, including, but not limited to, the offer of employment dated August 4, 1994.

     8.3 Agreement Controls. Unless otherwise provided for in this Agreement, the COMPANY's policies, procedures and practices shall govern the relationship between EMPLOYEE and COMPANY. If any of COMPANY's policies, procedures and practices conflict with this Agreement, this Agreement shall control.

     8.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, and their respective legal representatives, successors, and assigns.

     8.5 Amendment and Waiver. Any provision of this Agreement may be amended or modified and the observance of any provision may be waived (either retroactively or prospectively) only by written consent of the parties. Either party's failure to enforce any provisions of this Agreement shall not be construed as a waiver of that party's right to enforce such provisions.

     8.6 Governing Law. This Agreement shall be interpreted under the laws of the State of Massachusetts.

     8.7 Force Majeure. Either party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible, except a Disability as defined in this Agreement. Under such circumstances, performance under this Agreement which related to the delay shall be suspended for the duration of the delay provided the delayed party shall resume performance of its obligations with due diligence once the delaying event subsides. In case of any such suspension, the parties shall use their best efforts to overcome the cause and effect of such suspension.

     8.9 Attorneys' Fees. In any action under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs to be paid by the losing party.

     8.10 Remedies. EMPLOYEE acknowledges that because of the nature of COMPANY's business and the subject matter of this Agreement, a breach of this Agreement shall cause substantial injury to COMPANY for which money damages shall not provide an adequate remedy. EMPLOYEE agrees that COMPANY shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, in addition to any other remedies that COMPANY may have.

     8.11 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, that provision shall be limited or eliminated to the minimum extent necessary so this Agreement shall otherwise remain enforceable in full force and effect

     8.12 Construction. Headings and captions are only for convenience and are not to be used in the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender.

     8.13 Counterpart Copies. This Agreement shall be signed in counterpart copies, each of which shall represent an original document, and all of which shall constitute a single document.


The parties execute this Agreement as of the date stated above.



WILLIAM M. FREEMAN                      MENTOR O & O, INC.

By /s/  William M. Freeman              By   /s/  Anthony R. Gette
                                             Anthony R. Gette
                                             Chairman of the Board